QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

May 2, 2003

DepoMed, Inc.
1360 O'Brien Drive
Menlo Park, CA 94025

Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to DepoMed, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 2, 2003, for the purpose of registering under the Securities Act of 1933, as amended, the resale of 17,446,960 shares of its Common Stock, no par value (the "Shares"). Of the Shares, 9,259,259 Shares were issued in connection with a Securities Purchase Agreement dated April 21, 2003 (the "Securities Purchase Agreement"), 3,240,745 Shares will be issuable upon exercise of warrants (the "Warrant Shares") dated April 21, 2003 (the "Warrants") issued in connection with the Securities Purchase Agreement, 2,465,878 Shares were issued in connection with a Stock Purchase Agreement dated May 28, 2002 (the "Stock Purchase Agreement") between the Company and Biovail Laboratories Incorporated and 2,481,078 Shares will be issuable upon exercise of options (the "Option Shares") granted to Biovail Laboratories Incorporated in connection with the Stock Purchase Agreement.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

  (a)
  The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of California as of April 16, 2003, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

  (b)
  The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares, the Warrants, the Warrant Shares, the Option Shares, the Stock Purchase Agreement and the Registration Statement, and (ii) certifying as to certain factual matters;

  (d)
  A Certificate of Status—Domestic Corporation relating to the Company issued by the Secretary of State of the State of California as of April 16, 2003;

  (e)
  The Registration Statement;

  (f)
  The Securities Purchase Agreement;

  (g)
  The Warrants;

  (h)
  The Stock Purchase Agreement; and

  (i)
  A letter from the Company's transfer agent, dated May 1, 2003, as to the number of shares of the Company's Common Stock that were outstanding on May 1, 2003.

        This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Securities Purchase Agreement and the Stock Purchase Agreement pursuant to which the issued and outstanding Shares were purchased was paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) the Warrant Shares will be issued in accordance with the terms of the Warrants and the resolutions authorizing the issuance of the Warrants, (iv) the Option Shares will be issued in accordance with the terms of the Stock Purchase Agreement and the resolutions authorizing the Company to enter into the Stock Purchase Agreement, (v) appropriate certificates evidencing the issued and outstanding Shares were executed and delivered by the Company, (vi) appropriate certificates evidencing the Warrant Shares will be executed and delivered by the Company upon their issuance (vii) appropriate certificates evidencing the Option Shares will be executed and delivered by the Company upon their issuance and (viii) all applicable securities laws are complied with, it is our opinion that the issued and outstanding Shares were legally issued and are fully paid and nonassessable, and the Warrant Shares and Option Shares, when such Shares are issued as provided in the Warrants and Stock Purchase Agreement, will be legally issued and will be fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

Very truly yours,
/s/ HELLER EHRMAN WHITE & MCAULIFFE LLP

QuickLinks

  Exhibit 5.1
Registration Statement on Form S-3